Exhibit (8)(aa)(i)

                            PARTICIPATION AGREEMENT

                                     AMONG

                             RYDEX VARIABLE TRUST,
                                   SBL FUND,
                            RYDEX DISTRIBUTORS, LLC
                                      AND
                              [INSURANCE COMPANY]

      THIS AGREEMENT, made and entered into as of this ______ day of ___________, 2011 by and among JEFFERSON NATIONAL LIFE INSURANCE COMPANY (hereinafter the "Company"), a Texas life insurance company, on its own behalf and on behalf of each Account (defined below), RYDEX VARIABLE TRUST, a Delaware statutory trust, SBL FUND, a Kansas corporation and RYDEX DISTRIBUTORS, LLC (hereinafter the "Underwriter"), a Kansas limited liability company.

      WHEREAS, the Underwriter is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), is a member in good standing of the Financial Industry Regulatory Authority ("FINRA") and serves as the principal underwriter for Rydex Variable Trust and SBL Fund, each a registered investment company (each a "Fund"); and

      WHEREAS, the Funds engage in business as open-end investment management companies and are available to act as (i) investment vehicles for separate accounts established by insurance companies for individual and group life insurance policies and individual and group annuity contracts with variable accumulation and/or pay-out provisions (hereinafter referred to individually and/or collectively as "Variable Insurance Products") and (ii) investment vehicles for certain qualified pension and retirement plans (hereinafter "Qualified Plans"); and

      WHEREAS, insurance companies desiring to utilize the Funds as investment vehicles under their Variable Insurance Products enter into participation agreements with the Funds and the Underwriter (the "Participating Insurance Companies"); and

      WHEREAS, beneficial interests in the Funds are divided into several series of interests or shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement (each such series is hereinafter referred to as a "Series"); and

      WHEREAS, each Fund has obtained an order from the Securities and Exchange Commission, dated February 25, 1999 (File No. 812-11344), granting Participating Insurance Companies and Variable Insurance Product separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended

(hereinafter the "1940 Act"), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of each Fund to be sold to and held by Variable Insurance Product separate accounts of both affiliated and unaffiliated life insurance companies and Qualified Plans (hereinafter each a "Mixed and Shared Funding Exemptive Order"); and

      WHEREAS, each Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

      WHEREAS, the Variable Insurance Products issued or that will be issued by the Company ("Contracts") have been or will be registered by the Company under the 1933 Act, unless such Contracts are exempt from registration thereunder; and

      WHEREAS, the Company has established each account as a duly organized, validly existing segregated asset account, by resolution or under authority of the Board of Directors of the Company to set aside and invest assets attributable to the aforementioned Contracts (each an "Account"), and the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

      WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Series on behalf of each Account to fund the aforementioned Contracts, and the Underwriter is authorized to sell such shares to the Account at net asset value;

      NOW, THEREFORE, in consideration of their mutual promises, the Company, the Funds, and the Underwriter each agree as follows:

                       ARTICLE I. PURCHASE OF FUND SHARES

      1.1. The Funds agree to make available for purchase by the Company shares of the Funds and shall execute orders placed for each Account on a daily basis at the net asset value next computed after receipt by the Funds or their designee of such order. For purposes of this Section, the Company shall be the designee of the Funds for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Funds; provided that the Company uses its best efforts to deliver the order to the Funds by 9:00 a.m. Eastern time on the next following Business Day, and provided further that the final order is received by the Funds not later than 9:30 a.m. on such Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Funds calculates their net asset value pursuant to the rules of the Securities and Exchange Commission.

      1.2. The Funds, so long as this Agreement is in effect, agree to make their shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Funds calculate their net asset values pursuant to rules of the Securities and Exchange Commission and the Funds shall use best efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Trustees of Rydex Variable Trust and the Board of Directors of SBL Fund (hereinafter the "Boards") may refuse to permit the Funds to sell shares of the Funds to any person, or suspend or terminate the offering of shares of any Series if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Fund.

      1.3. The Funds agree that shares of the Funds will be sold only to Participating Insurance Companies and their separate accounts and to certain Qualified Plans all in accordance with the requirement of Section 817(h)(1) of the Internal Revenue Code of 1986, as amended ("Code") and Treasury regulation 1.817-5(f). No shares of any Fund will be sold to the general public.

      1.4. The Funds will not make their shares available for purchase by any insurance company or separate account unless an agreement containing provisions substantially the same as in Section 1.3 of Article I, Section 2.4 of Article II, Section 3.5 of Article III, Article VI and Article VII of this Agreement is in effect to govern such sales.

      1.5. The Funds agree to redeem for cash, on the Company's request, any full or fractional shares of a Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by a Fund or its designee of the request for redemption. Subject to and in accordance with applicable laws, and subject to written consent of the Company, the Funds may redeem shares for assets other than cash. For purposes of this Section 1.5, the Company shall be the designee of the Funds for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Funds; provided that the Company uses its best efforts to deliver the order to the Funds by 9:00 a.m. Eastern time on the next following Business Day, and provided further that the final order is received by the Funds not later than 9:30 a.m. on such Business Day. Payment by the Funds of redemption proceeds shall be made to the Company in federal funds transmitted by wire by 3:00 p.m. Eastern time on the Business Day that the Funds receive actual notice of an order to redeem, provided however, that the Funds reserve the right to postpone the date of payment in accordance with the 1940 Act.

      1.6. The Company agrees that purchases and redemptions of Fund shares offered by the then current prospectuses of the Funds shall be made in accordance with the provisions of such prospectuses, provided however, that the provisions of the then current Fund prospectuses will not be deemed to alter any provision of Section 1.1 or 1.5.

      1.7. The Company shall pay for Fund shares on the Business Day that it receives actual notice of a purchase order. Payment shall be in federal funds transmitted by wire by 3 p.m. Eastern. For purposes of Section 2.8 and 2.9, upon receipt by the Funds of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Funds.

      1.8. Issuance and transfer of the Funds' shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Funds will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

      1.9. The Funds shall furnish same day notice (by electronic means, wire or telephone, followed by written confirmation) to the Company, by 6:30 p.m. Eastern time, of any income, dividends or capital gain distributions payable on Fund shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Fund shares in additional shares of that Fund. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Funds shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

      1.10. The Funds shall make the net asset value per share for each Fund available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern time. If the Funds provide the Company with materially incorrect share net asset value information, the Company on behalf of the Account, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error in the calculation of the net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to the Company. In the event that any such material error is the result of the negligence of the Funds, or its designated agent for calculating the net asset value, any administrative or other costs or losses incurred for correcting underlying Contract owner accounts shall be at Underwriter's expense.

      1.11. Except as noted on Schedule A, it is agreed that Company, on behalf of an Account, has access under this Agreement to all Series and all share classes thereof (including Series and share classes created in the future) and that it shall not be necessary to list the Accounts, the Contracts, the Series or the share classes on Schedule A. It is further agreed that a segregated asset account of the Company shall become an "Account" hereunder as of the date such segregated asset account first invests in a Fund. A series of the Funds shall become a "Series" hereunder as of the date an Account first invests in such Series. Notwithstanding the fact that Accounts, Contracts and Series need not be listed on Schedule A, the parties may, in their discretion and for convenience and ease of reference only, include one or more Accounts, Contracts and Series on Schedule A from time to time. [NTD: I don't believe trading through NSCC is covered in this agreement. Do we want to?]

                   ARTICLE II. REPRESENTATIONS AND WARRANTIES

      2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under Texas state insurance laws and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

      2.2. The Funds represent and warrant that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with applicable federal and state securities laws and that the Funds are and shall remain registered under the 1940 Act. The Funds shall amend the registration statements for their shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of shares. The Funds shall register and qualify the shares for sale in accordance with the laws of the various states, to the extent required by applicable state law.

      2.3. The Funds represent and warrant that each Series is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and that they will maintain such qualification (under Subchapter M or any successor or similar provision) and that the Funds will notify the Company immediately upon having a reasonable basis for believing that they have ceased to so qualify or that they might not so qualify in the future. The Funds represent and warrant that they have complied and will continue to comply with Section 817(h) of the Code and Treasury Regulation 1.817-5 (or any successor or similar provisions) relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and that the Funds will notify the Company immediately upon having a reasonable basis for believing that they have ceased to so comply or that they might not so comply in the future.

      2.4. The Company represents and warrants that the Contracts are currently treated as life insurance policies or annuity contracts, under applicable provisions of the Code and that it will maintain such treatment and that it will notify the Funds immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

      2.5. The Funds represent that to the extent that they decide to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, they will have the Boards approve any plan under Rule 12b-1 to finance distribution expenses to the extent such approval is required by the 1940 Act.

      2.6. The Funds represent that they are lawfully organized and validly existing under the laws of the state in which each is organized and that they do and will comply in all material respects with the 1940 Act.

      2.7. The Underwriter represents and warrants that it is registered with the SEC under the 1934 Act as a broker/dealer and is a member in good standing of FINRA, and that it shall remain duly registered in all material respects to the extent required under all applicable federal and state securities laws and that it will perform its obligations for the Funds in compliance in all material respects with the laws of its state of domicile and any applicable state and federal securities laws, including the 1933 Act, the 1934 Act and the 1940 Act.

      2.8. The Funds represent and warrant that their directors, officers, employees dealing with the money and/or securities of the Funds are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Funds in an amount not less than the minimum coverage as required by Rule 17g-(1) under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

      2.9. The Company represents and warrants that all of its directors, officers, employees dealing with the money and/or securities of the Funds are and shall continue to be covered by a blanket fidelity bond or similar coverage for the benefit of the Company and the separate accounts in an amount not less than the minimum coverage as required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

      2.10 Each party represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate, partnership or trust action, as applicable, by such party, and, when so executed and delivered, this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

ARTICLE III. PROSPECTUSES, REPORTS TO SHAREHOLDERS AND PROXY STATEMENTS; VOTING

      3.1. The Funds shall provide the Company with as many printed copies of the current prospectus, current Statement of Additional Information ("SAI"), supplements, proxy statements, and annual or semi-annual reports of each series as the Company may reasonably request, with expenses to be borne in accordance with Schedule C hereof. If requested by the Company in lieu thereof, the Funds shall provide such documents (including a print-ready PDF, or an electronic copy of the documents in a format suitable for printing and posting on the Company's website, all as the Company may reasonably request) and such other assistance as is reasonably necessary in order for the Company to have prospectuses, SAIs, supplements and annual or semi-annual reports for the Contracts and the Funds printed together in a single document or posted on the Company's web-site or printed individually by the Company if it so chooses.

      3.2 If the Funds determine to distribute Fund summary prospectuses to Contract owners pursuant to Rule 498 of the 1933 Act, as set forth in Schedule D of this Agreement, then each party to the Agreement represents and warrants that it complies with the requirements of Rule 498 and applicable SEC guidance regarding the Rule in connection therewith, and that it maintains policies and procedures reasonably designed to ensure that it can meet its obligations in connection with Fund summary prospectuses. The parties agree to comply with the terms included in the attached Schedule D as of the effective date of this Agreement.

      3.3. The Funds' statement of additional information shall be obtainable from the Funds, the Company or such other person as the Funds may designate, as agreed upon by the parties.

      3.4. If and to the extent required by law the Company shall:

                  (i)   solicit voting instructions from Contract owners;

                  (ii) vote the Fund shares in accordance with instructions received from Contract owners; and

                  (iii) vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such Fund for which instructions have been received,

so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any Account in its own right, to the extent permitted by law. The Funds and the Company shall follow the procedures, and shall have the corresponding responsibilities, for the handling of proxy and voting instruction solicitations, as set forth in Schedule B attached hereto and incorporated herein by reference. Participating Insurance Companies shall be responsible for ensuring that each of their separate accounts participating in a Fund calculates voting privileges in a manner consistent with the standards set forth on Schedule B, which standards will also be provided to the other Participating Insurance Companies.

      3.5. The Funds will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Funds will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Funds are not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Funds will act in accordance with the Securities and Exchange Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.

      3.6. The Funds shall use reasonable efforts to provide Fund prospectuses, reports to shareholders, proxy materials and other Fund communications (or camera-ready equivalents) to the Company sufficiently in advance of the Company's mailing dates to enable the Company to complete, at reasonable cost, the printing, assembling and distribution of the communications in accordance with applicable laws and regulations.

                   ARTICLE IV. SALES MATERIAL AND INFORMATION

      4.1. The Company shall furnish, or shall cause to be furnished, to the Underwriter, each piece of sales literature or other promotional material in which the Funds or the Underwriter are named, at least five Business Days prior to its use. No such material shall be used if the Funds or their designee reasonably objects to such use within five Business Days after receipt of such material.

      4.2. The Company shall not give any information or make any representations or statements on behalf of the Funds or concerning the Funds in connection with the sale of the Contracts other than the information or representations contained in the registration statements or prospectuses for the Funds, as such registration statements and prospectuses may be amended or supplemented from time to time, or in reports or proxy statements for the Funds, or in sales literature or other promotional material approved by the Funds or their designee, except with the permission of the Funds.

      4.3. The Funds or their designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its separate account(s) or Contracts are named at least five Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within five Business Days after receipt of such material.

      4.4. The Funds and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts, other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

      4.5. Upon request, the Funds will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Funds or their shares, contemporaneously with the filing of such document with the Securities and Exchange Commission or other regulatory authorities.

      4.6. Upon request, the Company will provide to the Funds at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the investment in the Funds under the Contracts, contemporaneously with the filing of such document with the Securities and Exchange Commission or other regulatory authorities.

      4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, any of the following that refer to the Funds or any affiliate of the Funds: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, reprints or excerpts of any other advertisement, sales literature, or published article), or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials.

                          ARTICLE V. FEES AND EXPENSES

      5.1. The Funds shall pay no fee or other compensation to the Company under this Agreement, except that if any Fund adopts and implements or has adopted and implement a plan pursuant to Rule 12b-1 (or any successor rule adopted under the 1940 Act) to finance distribution expenses or a shareholder servicing plan to finance investor services, then payments may be made to the Company or its affiliate, or to the underwriter for the Contracts, or to other service providers if and in amounts agreed upon by the parties.

      5.2. All expenses incident to performance by the parties under this Agreement shall be paid in accordance with Schedule C.

                          ARTICLE VI. DIVERSIFICATION

      6.1. The Funds will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as annuity, endowment or life insurance contracts, whichever is applicable, under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, each Fund has complied and will at all times continue to comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications or successor provisions to such Section or Regulations. In the event of a breach of this Article VI by a Fund, the Fund will take all reasonable steps (a) to notify Company of such breach as promptly as possible and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 1.817-5. Upon the written request of the Company, the Fund shall provide Company a certification of its compliance with Section 817(h) of the Code and Treasury Regulation 1.817-5 within twenty
(20) days of the end of each calendar quarter.

                        ARTICLE VII. POTENTIAL CONFLICTS

      7.1. The Board of Trustees of Rydex Variable Trust or the Board of Directors of SBL Fund, as applicable (referred to in this Article VII collectively as the "Board"), will monitor the Funds for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Funds. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by Variable Insurance Product owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

      7.2. The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded. Such responsibilities shall be carried out by the Company with a view only to the interests of its Contract owners.

      7.3. If it is determined by a majority of the Board, or a majority of its disinterested members, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Funds and reinvesting such assets in a different investment medium, including (but not limited to) another Series of the Funds, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance policy owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account. Such responsibilities shall be carried out by the Company with a view only to the interests of its Contract owners.

      7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Funds' election, to withdraw the affected Account's investment in the Funds and terminate this Agreement with respect to such Account (at the Company's expense); provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after a Fund gives written notice that this provision is being implemented, and until the end of that six-month period the Distributor shall continue to accept and implement orders by the Company for the purchase (and redemption) of Fund shares, subject to the terms of the Fund's then-current prospectus.

      7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the position of the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Funds and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Underwriter and Funds shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Funds.

      7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Funds be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in a Fund (subject to any applicable regulatory approval) and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

      7.7. If and to the extent the Mixed and Shared Funding Exemptive Order or any amendment thereto contains terms and conditions different from Sections 3.5, 3.6, 7.1, 7.2, 7.3, 7.4 and 7.5 of this Agreement, then the Funds and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with the Mixed and Shared Funding Exemptive Order, and Sections 3.5, 3.6, 7.1, 7.2, 7.3, 7.4 and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in the Mixed and Shared Funding Exemptive Order or any amendment thereto. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Funds and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

                         ARTICLE VIII. INDEMNIFICATION

      8.1. Indemnification By The Company

      (a) The Company agrees to indemnify and hold harmless the Funds and each member of the Board and each officer and employee of the Funds, the Underwriter and each director, officer and employee of the Underwriter, and each person, if any, who controls the Funds, or the Underwriter within the meaning of Section 15 of the 1933 Act (collectively, "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of Fund shares or the Contracts and:

            (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or statement of additional information for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Funds for use in the registration statement or prospectus or statement of additional information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

            (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature of the Funds not supplied by the Company, or persons under its control and other than statements or representations authorized by the Funds or the Underwriter) or unlawful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

            (iii) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature of the Funds or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Funds by or on behalf of the Company; or

            (iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

            (v) arise out of or result from any material breach of any representation or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof. [NTD: it's not clear whether this last proviso (e.g. limited by 8.1(b) and (c)) is qualifying just (v) as opposed to (i)
      - (v). JNL would prefer it qualify in each of the indemnity sections. Please clarify.]

      (b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from the willful misfeasance, bad faith, or gross negligence on the part of any of the Indemnified Parties in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

      (c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

      (d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Funds' shares or the Contracts or the operation of the Funds.

      8.2. Indemnification by the Underwriter

      (a). The Underwriter agrees to indemnify and hold harmless the Company and each of its directors, officers and employees and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including reasonable legal and other expenses) to which the

Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of shares of a Fund or the Contracts and:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, statement of additional information or sales literature of the Funds (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Funds by or on behalf of the Company for use in the registration statement, prospectus, statement of additional information for the Funds or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature for the Contracts not supplied by the Funds or persons under its control and other than statements or representations authorized by the Company) or unlawful conduct of the Funds, Underwriter(s) or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

                  (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Trust; or

                  (iv) arise as a result of any material failure by the Funds to provide the services and furnish the materials under the terms of this Agreement, or

                  (v) arise out of or result from any material breach of any representation and/or warranty made by the Funds or Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter; as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof. [NTD: same comment as in 8.1]

      (b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities, or litigation incurred or assessed against an Indemnified Party as such may arise from the willful misfeasance, bad faith, or gross negligence on the part of any of the Indemnified Parties in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

      (c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

      (d). The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against the Indemnified Parties in connection with the issuance or sale of the Contracts or the operation of each Account.


      8.3. Indemnification by the Funds

      (a). The Funds agree to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (hereinafter collectively, "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Funds) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board, or any member thereof, and are related to the operations of the Funds and:

                  (i) arise as a result of any material failure by the Funds to provide the services and furnish the materials under the terms of this Agreement; or

                  (ii) arise out of or result from any material breach of any representation and/or warranty made by the Funds in this Agreement or arise out of or result from any other material breach of this Agreement by the Funds;

      (b). The Funds shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

      (c). The Funds shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Funds in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Funds of any such claim shall not relieve the Funds from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Funds will be entitled to participate, at their own expense, in the defense thereof. The Funds also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Funds to such party of the Funds' election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Funds will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

      (d). The Company agrees promptly to notify the Funds of the commencement of any litigation or proceedings against the Indemnified Parties in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of any Account, or the sale or acquisition of shares of the Funds.

                           ARTICLE IX. APPLICABLE LAW

      9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the substantive laws of the State of New York.

      9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

                             ARTICLE X. TERMINATION

      10.1. This Agreement shall continue in full force and effect until the first to occur of:

      (a)   termination by any party for any reason by one hundred and eighty
            (180) days advance written notice delivered to the other parties; or


      (b) termination by the Company by written notice to the applicable Fund or Funds and the Underwriter with respect to any Series based upon the Company's determination that shares of such Series are not reasonably available to meet the requirements of the Contracts; or

      (c) termination by the Company by written notice to the applicable Fund or Funds and the Underwriter with respect to any Series in the event any of the Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

      (d) termination by the Company by written notice to the applicable Fund or Funds and the Underwriter in the event that any Series ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that any Series may fail to so qualify; or

      (e) termination by the Company by written notice to the applicable Fund or Funds and the Underwriter in the event that any Series fails to meet the diversification requirements specified in Article VI hereof or if the Company reasonably believes that any Series may fail to meet such diversification requirements; or

      (f) termination by either of the Funds or the Underwriter by written notice to the Company if either of the Funds or Underwriter shall determine, in their sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, or

      (g) termination by the Company by written notice to the Funds and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that either the Funds or the Underwriter have suffered a material adverse change in their or its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

      10.2. Notwithstanding any termination of this Agreement, the Funds shall, at the option of the Company, continue to make available additional shares of the Series pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Series, redemption of investments in the Series and investment in the Series upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such
Article VII terminations shall be governed by Article VII of this Agreement.

      10.3. The Company shall not redeem Fund shares attributable to the Contracts (as distinct from Fund shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract Owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption") or (iii) as permitted by an order of the Securities and Exchange Commission pursuant to
Section 26(b) of the 1940 Act. Upon request, the Company will promptly furnish to the Funds the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Funds) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, or as required by applicable law, rule or regulation, the Company shall not prevent Contract owners from allocating payments to a Series that was otherwise available under the Contracts without first giving the Series 90 days prior written notice of its intention to do so.

      10.4 Notwithstanding any termination of this Agreement, each party's obligations under Article VIII shall survive.

                              ARTICLE XI. NOTICES

      Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

      If to the Funds:
              Rydex Variable Trust
              One Security Benefit Place
              Topeka, KS  66636-0001
              Attn: Law Department

              SBL Fund
              One Security Benefit Place

              Topeka, KS  66636-0001
              Attn: Law Department

      If to Underwriter:
              Rydex Distributors, LLC
              805 King Farm Blvd., Suite 600
              Rockville, MD  20850
              Attn: Law Department

      If to the Company:
              Jefferson National Life Insurance Company
              9920 Corporate Campus Drive, Suite 1000
              Louisville, KY 40223
              Attn: General Counsel

                           ARTICLE XII. MISCELLANEOUS

12.1. All persons dealing with the Fund or Series thereof must look solely to the property of the applicable Fund or applicable Series thereof for the enforcement of any claims against such Fund as neither the Boards, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Funds and no Series of a Fund assumes liability for the obligation of any other Series of the Funds. For purposes of the foregoing, obligations of the Funds under this Agreement, including without limitation indemnification obligations of the Funds under Section 8.3 of this Agreement, arising out of acts or failures to act by or on behalf of one or more series of the Funds shall be deemed to be obligations of such series only, enforceable only out of the assets of such series.

      12.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

      12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

      12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

      12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

      12.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Texas Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the insurance operations of the Company are being conducted in a manner consistent with the Texas Insurance Regulations and any other applicable law or regulations.

      12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

      12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Underwriter may assign its rights under this Agreement (but not its obligations) to any affiliate of or company under common control with the Underwriter.

      12.9 This Agreement may be amended only by a writing signed by all parties.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

JEFFERSON NATIONAL LIFE                    RYDEX VARIABLE TRUST
INSURANCE COMPANY

By:                                        By:
    ---------------------------------          ---------------------------------
                                           SBL FUND

                                           By:
                                               ---------------------------------

                                           RYDEX DISTRIBUTORS, LLC.

                                           By:
                                               ---------------------------------

                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS
                   ------------------------------------------

      Shares of the Funds shall be made available as investments for the following Separate Accounts:

   NAME OF SEPARATE ACCOUNT

ALL COMPANY SEPARATE ACCOUNTS OFFERING ANY OR ALL OF THE BELOW FUNDS

Additionally, "Accounts" and "Contracts" will include any new Accounts and Contracts created subsequent to the date hereof.

FUND AND SERIES
 Rydex Variable Trust
        Alternative Strategies Allocation Fund
        Amerigo Fund
        Banking Fund
        Basic Materials Fund
        Biotechnology Fund
        Clermont Fund
        Commodities Strategy Fund
        Consumer Products Fund
        Dow 2x Strategy Fund
        DWA Flexible Allocation Fund
        DWA Sector Rotation Fund
        Electronics Fund
        Energy Fund
        Energy Services Fund
        All-Asset Aggressive Strategy Fund
        All-Asset Conservative Strategy Fund
        All-Asset Moderate Strategy Fund
        Europe 1.25x Strategy Fund
        Financial Services Fund
        Government Long Bond 1.2x Strategy Fund
        Health Care Fund
        International Long Short Select Fund
        Internet Fund
        Inverse Dow 2x Strategy Fund
        Inverse Government Long Bond Strategy Fund

        Inverse Mid-Cap Strategy Fund
        Inverse NASDAQ-100(R) Strategy Fund
        Inverse Russell 2000(R) Strategy Fund
        Inverse S&P 500 Strategy Fund
        Japan 2x Strategy Fund
        Leisure Fund
        Managed Futures Strategy Fund
        Mid-Cap 1.5x Strategy Fund
        Multi-Hedge Strategies Fund
        NASDAQ-100(R) 2x Strategy Fund
        NASDAQ-100(R) Fund
        Nova Fund
        Precious Metals Fund
        Real Estate Fund
        Retailing Fund
        Russell 2000(R) 1.5x Strategy Fund
        Russell 2000(R) 2x Strategy Fund
        S&P 500 2x Strategy Fund
        S&P 500 Pure Growth Fund
        S&P 500 Pure Value Fund
        S&P MidCap 400 Pure Growth Fund
        S&P MidCap 400 Pure Value Fund
        S&P SmallCap 600 Pure Growth Fund
        S&P SmallCap 600 Pure Value Fund
        Select Allocation Fund
        Strengthening Dollar 2x Strategy Fund
        Technology Fund
        Telecommunications Fund
        Transportation Fund
        U.S. Government Money Market Fund
        U.S. Long Short Momentum Fund
        Utilities Fund
        Weakening Dollar 2x Strategy Fund

SBL Fund
        Series A (Large Cap Core Series)
        Series B (Large Cap Value Series)
        Series C (Money Market Series) - NOT AVAILABLE
        Series D (Global Series)
        Series E (U.S. Intermediate Bond Series)
        Series J (Mid Cap Growth Series)
        Series N (Managed Asset Allocation Series)
        Series O (All Cap Value Series)
        Series P (High Yield Series)

        Series Q (Small Cap Value Series)
        Series V (Mid Cap Value Series) - NOT AVAILABLE
        Series X (Small Cap Growth Series)
        Series Y (Large Cap Concentrated Growth Series)
        Series Z (Alpha Opportunity Series) - NOT AVAILABLE

Additionally, "Series" will include any series created subsequent to the date hereof.

                                   SCHEDULE B

                            PROXY VOTING PROCEDURES
                            -----------------------

The following is a list of procedures and corresponding responsibilities for the handling of proxies and voting instructions relating to the Funds. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Company" shall also include the department or third party assigned by the Company to perform the steps delineated below.

1 The proxy proposals are given to the Company by the Funds as early as possible before the date set by the Funds for the shareholder meeting to enable the Company to consider and prepare for the solicitation of voting instructions from owners of the Contracts and to facilitate the establishment of tabulation procedures. At this time the Funds will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

2 Promptly after the Record Date, the Company will perform a "tape run", or other activity, which will generate the names, addresses and number of units which are attributed to each contract owner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date.

      Note: The number of proxy statements is determined by the activities described in this Step #2. The Company will use its best efforts to call in the number of Customers to the Funds, as soon as possible, but no later than two weeks after the Record Date.

3 The Funds' Annual Report must be sent to each Customer by the Company either before or together with the Customers' receipt of voting, instruction solicitation material. The Funds will provide the last Annual Report to the Company pursuant to the terms of Section 3.3 of the Agreement to which this Schedule relates.

4 The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Company by the Funds. [NTD: Historically, a proxy tabulation firm has been used at Fund's expense] Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:

      a     name (legal name as found on account registration)

      b     address

      c     Fund or account number

      d     coding to state number of units

      e individual Card number for use in tracking and verification of votes (already on Cards as printed by the Funds).

(This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

5 During this time, the Funds will develop, produce and pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Company). Contents of envelope sent to Customers by the Company will include:

      a     Voting Instruction Card(s)

      b     one proxy notice and statement (one document)

      c return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent

      d "urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Funds.)

      e cover letter - optional, supplied by Company and reviewed and approved in advance by the Trust

6 The above contents should be received by the Company approximately 3-5 business days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to the Trust.

7     Package mailed by the Company.

      * The Funds must allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but not including,) the meeting, counting backwards.

8 Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

      Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company's internal procedure and has not been required by the Funds in the past.

9 Signatures on Card checked against legal name on account registration which was printed on the Card.

      Note: For Example, if the account registration is under "John A. Smith, Trustee," then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

10 If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter and a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be not received for purposes of vote tabulation. Any Cards that have been "kicked out" (e.g. mutilated, illegible) of the procedure are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

11 There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

12 The actual tabulation of votes is done in units which is then converted to shares. (It is very important that the Funds receives the tabulations stated in terms of a percentage and the number of shares.) The Funds must review and approve tabulation format.

13 Final tabulation in shares is verbally given by the Company to the Funds on the morning of the meeting not later than 10:00 a.m. Eastern time. The Funds may request an earlier deadline if reasonable and if required to calculate the vote in time for the meeting.

14 A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. The Funds will provide a standard form for each Certification.

15 The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, the Funds will be permitted reasonable access to such Cards.

16 All approvals and "signing-off' may be done orally, but must always be followed up in writing.

                                   SCHEDULE C

                                    EXPENSES
                                    --------

The Funds and the Company will coordinate the functions and pay the costs of completing these functions based upon an allocation of costs in the tables below. The term "Current" is defined as an existing Contract owner. The term "Prospective" is defined as a potential new Contract owner.

---------------------------------------------------------------------------------------------------------
ITEM                          FUNCTION                     PARTY RESPONSIBLE FOR    PARTY RESPONSIBLE FOR
                                                           COORDINATION             EXPENSE
---------------------------------------------------------------------------------------------------------
Fund Prospectus               Printing of prospectuses     Company                  Current - Fund
                                                                                    Prospective - Company
---------------------------------------------------------------------------------------------------------
                              Distribution (including      Company                  Company
                              postage) to Current Clients
---------------------------------------------------------------------------------------------------------
                              Distribution (including      Company                  Company
                              postage) to Prospective
                              Clients
---------------------------------------------------------------------------------------------------------
Fund Prospectus               If Required by Fund or       Distributor              Distributor
Update & Distribution         Distributor
---------------------------------------------------------------------------------------------------------
                              If Required by Company       Company (Distributor to  Company
                                                           provide Company with
                                                           document in PDF format)
---------------------------------------------------------------------------------------------------------
Fund SAI                      Printing                     Distributor              Company
---------------------------------------------------------------------------------------------------------
                              Distribution (including      Company                  Company
                              postage) to Current Clients
---------------------------------------------------------------------------------------------------------
                              Distribution (including      Company                  Company
                              postage) to Prospective
                              Clients
---------------------------------------------------------------------------------------------------------
Proxy Material for Fund       Printing of proxy required   Fund                     Fund
                              by Law
---------------------------------------------------------------------------------------------------------
                              Distribution (including      Company                  Fund
                              labor) of proxy required by
                              Law
---------------------------------------------------------------------------------------------------------
Fund Annual & Semi-Annual     Printing of reports          Fund                     Current - Fund
Report                                                                              Prospective - Company
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
ITEM                          FUNCTION                     PARTY RESPONSIBLE FOR    PARTY RESPONSIBLE FOR
                                                           COORDINATION             EXPENSE
---------------------------------------------------------------------------------------------------------
                              Distribution                 Company                  Current - Fund
                                                                                    Prospective - Company
---------------------------------------------------------------------------------------------------------
Other communication to New    If Required by Law, the      Company                  Current - Fund
and Prospective clients       Fund or Distributor                                   Prospective - Company
---------------------------------------------------------------------------------------------------------
                              If Required by Company       Company                  Company
---------------------------------------------------------------------------------------------------------
                              Distribution (including      Company                  Company
                              labor and printing) if
                              required by Company
---------------------------------------------------------------------------------------------------------
Operations of the Fund        All operations and related   Fund                     Fund
                              expenses, including the
                              cost of registration and
                              qualification of shares,
                              taxes on the issuance or
                              transfer of shares, cost of
                              management of the business
                              affairs of a Fund, and
                              expenses paid or assumed by
                              a Fund pursuant to any Rule
                              12b-1 plan
---------------------------------------------------------------------------------------------------------
Operations of the Accounts    Federal registration of      Company                  Company
                              units of separate account
                              (24f-2 fees)
---------------------------------------------------------------------------------------------------------

                                   SCHEDULE D

Fund Summary Prospectus Schedule entered into by and among Rydex Variable Trust and SBL Fund (the "Funds"), Rydex Distributors, LLC (the "Underwriter"), and Jefferson National Life Insurance Company (the "Company").

All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement.

1. For purposes of this Schedule D, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

2. The Funds shall provide the Company with copies of the Summary Prospectuses and any supplements thereto in the same manner and at the same times as the Agreement requires that the Funds provide the Company with Statutory Prospectuses.

3. The Funds and the Underwriter each represents and warrants that the Summary Prospectuses and the web site hosting of such Summary Prospectuses will comply with the requirements of Rule 498 applicable to the Funds and their Series. Each Fund further represents and warrants that it has appropriate policies and procedures in place to ensure that such web site continuously complies with Rule 498.

4. The Funds and the Underwriter each agrees that the URL indicated on each Summary Prospectus will lead Contract owners directly to the web page used for hosting Summary Prospectuses and that such web page will host the current Fund documents required to be posted in compliance with Rule 498. The Funds shall immediately notify the Company of any unexpected extended interruptions in availability of this web page.

5. The Funds and the Underwriter represent and warrant that they will be responsible for compliance with the provisions of Rule 498(f)(i) involving Contract owner requests for additional Fund documents made directly to the Funds or the Underwriter, or one of their affiliates. The Funds and the Underwriter further represent and warrant that any information obtained about Contract owners pursuant to this provision will be used solely for the purposes of responding to requests for additional Fund documents.

6. The Company represents and warrants that it will respond to requests for additional Fund documents made by Contract owners directly to the Company or one of its affiliates.

7.    The   Company  represents  and  warrants  that  any  bundling  of  Summary
      Prospectuses and Statutory Prospectuses will be done in compliance with Rule 498.

8. At the Company's request, the Underwriter and the Funds will provide the Company with URLs to the current Fund documents for use with the Company's electronic delivery of Fund documents or on the Company's website. The Underwriter and the Funds will be responsible for ensuring the integrity of the URLs and for maintaining the Funds' current documents on the site to which such URLs originally navigate to.

9. If either Fund determines that it will end its use of the Summary Prospectus delivery option, such Fund will provide the Company with at least 60 days' advance notice of its intent so that the Company can arrange to deliver a Statutory Prospectus in place of a Summary Prospectus. In order to comply with Rule 498(e)(1), the Funds shall continue to maintain their website in compliance with the requirements of this Agreement and Rule 498 for a minimum of 90 days after the termination of any such notice period.

10.   The   parties  agree  that  all  other  provisions  of  the  Participation
      Agreement, including the indemnification provisions and Schedule C, will apply to the terms of this Schedule D as applicable.